Exhibit 10.5

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

EXECUTION COPY

Confidential

ONCOSIGNATURE COMPANION DIAGNOSTIC AGREEMENT

This ONCOSIGNATURE COMPANION DIAGNOSTIC AGREEMENT (this “Agreement”), effective as of June 17, 2022 (the “Effective Date”), is made by and between ACRIVON THERAPEUTICS, INC., a Delaware corporation with its principal place of business at 480 Arsenal Way, Suite 100, Watertown, MA 02472 (“Acrivon”), and AKOYA BIOSCIENCES, INC., a Delaware corporation with its principal place of business at 100 Campus Drive, 6th floor, Marlborough, MA 01752 (“Akoya”). Acrivon and Akoya are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Acrivon is a company with a proprietary proteomics-based patient selection platform, Acrivon Predictive Precision Proteomics (AP3), designed for the identification, development, and preclinical validation of drug-tailored patient selection OncoSignature® tests for patient responder identification;

WHEREAS, Acrivon is a company engaged in the development and commercialization of therapeutics based on responder enrichment using the patient selection OncoSignature test and co-registration approval with the patient selection OncoSignature test as a companion diagnostic;

WHEREAS, Acrivon is developing the drug candidate known as Prexasertib using a preclinically validated Prexasertib OncoSignature Assay (defined below) for patient selection;

WHEREAS, Akoya is a company having a proprietary platform for the development and commercialization of complete workflow solutions aimed at the discovery and translation of spatial biomarkers;

WHEREAS, Acrivon and Akoya are parties to that certain Master Services Agreement [***] (collectively, the “Prior Agreements”);

WHEREAS, Acrivon and Akoya desire to further collaborate for Akoya to develop, validate, obtain regulatory approval for, and commercialize a companion diagnostic test for use with Prexasertib, using Akoya’s platform technology and incorporating the Prexasertib OncoSignature Assay, and as a result become the provider of such companion diagnostic test; and

WHEREAS, the Master Services Agreement and the MNDA are terminated on the Effective Date, and the activities commenced under the Master Services Agreement will continue to be conducted under this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Acrivon and Akoya hereby agree as follows:

EXECUTION COPY

Confidential

1. DEFINITIONS

“Acquired Party” shall have the meaning ascribed to it in Section 16.6(c)(i).

“Acrivon” shall have the meaning ascribed to it in the Preamble of this Agreement.

“Acrivon Background Intellectual Property” means any and all Intellectual Property Rights that are (a) Controlled by Acrivon or its Affiliates and exist as of the Effective Date (including Intellectual Property Rights Controlled by Acrivon pursuant to the Master Services Agreement) or (b) discovered, created, generated, in-licensed, acquired, or otherwise Controlled by Acrivon or its Affiliates during the Term outside of the scope of this Agreement and without use of Akoya’s Confidential Information, including any and all Intellectual Property Rights Controlled by Acrivon and Covering or otherwise directed to the Acrivon Biomarker Identification Platform or the Prexasertib OncoSignature Assay (including the applicable trademark, OncoSignature®, and goodwill of the business symbolized by or associated therewith), in each case, to the extent necessary or reasonably useful for the Exploitation of the Prexasertib OncoSignature CDx. Acrivon Background Intellectual Property includes the Intellectual Property Rights set forth on Exhibit A, which may be updated from time-to-time by the Parties.

“Acrivon Biomarker Identification Platform” means methods for (a) identifying functional classes of predictive biomarkers or drug targets using approaches, methods, processes, and trade secrets to identify and validate individual biomarkers (referred to as “OncoSignature biomarkers”), and (b) assembling, identifying, validating, and optimizing resulting assays (referred to as “OncoSignature assays”), that are (i) Controlled by Acrivon or its Affiliates as of the Effective Date or (ii) discovered, generated, developed, in-licensed or otherwise acquired by Acrivon or its Affiliates during the Term outside the scope of this Agreement and without use of Akoya’s Confidential Information. For clarity, Acrivon Biomarker Identification Platform includes the methods described in [***].

“Acrivon Collaboration Intellectual Property” shall have the meaning ascribed to it in Section 9.2(c).

“Acrivon Indemnitee” shall have the meaning ascribed to it in Section 13.1(b).

“Acrivon Intellectual Property” means the Acrivon Background Intellectual Property and the Acrivon Collaboration Intellectual Property.

“Acrivon Materials” means any tangible materials, [***], provided by or on behalf of Acrivon to Akoya for use under this Agreement (and any modifications or derivatives thereof) as provided in the Development Plan.

“Affiliate” means, as to any Person, any other Person that (directly or indirectly), controls, is controlled by, or is under common control with, such Person for the duration of such control, where “control” means (a) beneficial ownership of more than fifty percent (50%) of the voting equity interests in such Person or (b) the possession, directly or indirectly, of the power to independently direct or cause the direction of the management and policies of a Person, whether through the ownership of a voting equity interest, by contract or otherwise.

EXECUTION COPY

Confidential

“Agreement” shall have the meaning ascribed to it in the Preamble.

“Akoya” shall have the meaning ascribed to it in the Preamble.

“Akoya Background Intellectual Property” means any and all Intellectual Property Rights that are (a) Controlled by Akoya or its Affiliates and exist as of the Effective Date (including Intellectual Property Rights Controlled by Akoya pursuant to the Master Services Agreement) or (b) discovered, created, generated, in-licensed, acquired, or otherwise Controlled by Akoya or its Affiliates during the Term outside of the scope of this Agreement and without use of Acrivon’s Confidential Information, including any and all Intellectual Property Rights Controlled by Akoya and Covering or otherwise directed to Akoya Platform (including the Akoya Biomarker Detection Platform). Akoya Background Intellectual Property includes the Intellectual Property Rights set forth on Exhibit B, which may be updated from time-to-time by the Parties.

“Akoya Biomarker Detection Platform” means Akoya’s proprietary reagents and methods for staining biological samples and the hardware, software and statistical analysis used to detect and quantify certain biomarkers in such samples that are (a) Controlled by Akoya or its Affiliates as of the Effective Date or (b) discovered, generated, in-licensed or acquired by Akoya or its Affiliates during the Term outside the scope of this Agreement, to the extent not in breach of Akoya’s exclusivity obligations pursuant to Section 10.2 and without use of Acrivon’s Confidential Information.

“Akoya Collaboration Intellectual Property” shall have the meaning ascribed to it in Section 9.2(d).

“Akoya Indemnitee” shall have the meaning ascribed to it in Section 13.1(a).

“Akoya Intellectual Property” means the Akoya Background Intellectual Property and the Akoya Collaboration Intellectual Property.

“Akoya Materials” means any tangible materials that are provided by Akoya to Acrivon for use under this Agreement (including any modifications or derivatives thereof) as provided in the Development Plan.

“Akoya Platform” means Akoya’s proprietary instruments, hardware, software, reagents and other materials, and Akoya’s proprietary methods and processes relating thereto, including Akoya’s proprietary sample preparation, monoplex or multiplex assay procedures and methods and processes, readout, analysis, algorithmic determination, and reporting, in each case that are Controlled by Akoya or its Affiliates during the Term outside of the scope of this Agreement and that are developed without use of Acrivon’s Confidential Information. For clarity, “Akoya Platform” includes the Akoya Biomarker Detection Platform, [***] or commercially available reagents or methods or processes that are not proprietary to Akoya (e.g., methods or processes that are initially developed by Acrivon).

“Alliance Manager” shall have the meaning ascribed to it in Section 2.4.

“Antibody Reagents” shall have the meaning ascribed to it in Section 5.1.

EXECUTION COPY

Confidential

“Applicable Law” means, individually and collectively, any and all applicable laws, statutes, ordinances, rules, directives, administrative circulars and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.

“Approval” and “Approved” means, with respect to a particular product in a particular regulatory jurisdiction, the approval (including the clearance, certification or non-objection, as applicable) from the applicable Regulatory Authority (or in regulatory jurisdictions where no approval is required, completion of all conformity assessment, certification or other regulatory procedures in compliance with Applicable Laws) required for the distribution, use, promotion and sale of such product in such jurisdiction in accordance with Applicable Laws, including receipt of pricing and reimbursement approvals, where applicable and relevant.

“Assignee” shall have the meaning ascribed to it in Section 16.6(c).

“Bankruptcy Code” shall have the meaning ascribed to it in Section 14.3.

“Bankruptcy Event” shall have the meaning ascribed to it in Section 14.3.

“Biomarker” shall have the meaning ascribed to it in Section 10.2.

“Business Day” means a day, other than Saturday, Sunday or any day on which commercial banks located in the Commonwealth of Massachusetts, USA, are authorized or obligated by Applicable Laws to close.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided that (a) the first “Calendar Quarter” of the Term shall extend from the Effective Date to the end of the first complete period of three (3) consecutive calendar months thereafter that ends on the first to occur of March 31, June 30, September 30 and December 31 and (b) the last “Calendar Quarter” of the Term shall end upon the expiration or termination of this Agreement.

“Calendar Year” means (a) for the first year of the Term, the period beginning on the Effective Date and ending on December 31, 2022, and (b) for each year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, except that the last “Calendar Year” of the Term shall end on the effective date of expiration or termination of this Agreement.

“Claim Notice” shall have the meaning ascribed to it in Section 13.2.

“Claims” means all liability, loss, damage, claim, injury, costs or expenses (including reasonable attorneys’ fees and expenses of litigation) of any kind arising from Third Party demands, claims, actions and proceedings (whether criminal or civil, in contract, tort or otherwise).

“Clinical Trial” means a human clinical trial conducted to obtain information relating to patient outcomes or patient selection for therapy with respect to a product (including Prexasertib). For the avoidance of doubt, a Clinical Trial can be one that was completed on or before the Effective Date, is being conducted on the Effective Date and continues thereafter or is commenced after the Effective Date.

EXECUTION COPY

Confidential

“Collaboration Intellectual Property” means any and all Intellectual Property Rights invented or generated by or on behalf of a Party or jointly by or on behalf of the Parties, as applicable, in the course of and as a result of the activities under this Agreement.

“Commercial Market” shall have the meaning ascribed to it in Section 5.3.

“Commercialization” means all activities undertaken before and after obtaining Approval relating specifically to the pre-launch, launch, promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, sale, import, export and distribution of any product, including strategic marketing, sales force detailing, advertising, all customer support, distribution and invoicing and sales activities, including any Clinical Trials conducted after Approval for a product (including Prexasertib or the Prexasertib OncoSignature CDx as applicable). “Commercialize” and “Commercializing” shall have the correlative meanings.

“Commercialization Milestones” shall have the meaning ascribed to it in Section 5.3.

“Commercialization Plan” shall have the meaning ascribed to it in Section 5.3.

“Commercially Reasonable Efforts” means, with respect to either Party in relation to this Agreement, [***].

“Control” or “Controlled” means, with respect to any Intellectual Property Right, that a Party has the legal authority or right (whether by ownership, license or otherwise, other than pursuant to a license granted to such Party under this Agreement) to grant a license, sublicense, access or right to use (as applicable) to or under such Intellectual Property Right to the other Party on the terms and conditions set forth herein at the time such Party would first be required hereunder to grant the other Party such license, sublicense, access or right to use (as applicable), in each case without breaching the terms of any agreement with a Third Party.

“Cover” or “Covering” means, (a) as to a method, compound or product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, offering for sale or importation of such method, compound or product would infringe any claim of such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such method, compound or product would infringe the claim of such Patent if such pending claim were to issue in an issued patent without modification, and (b) as to know-how and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the use or practice of such know-how would infringe such Patent or, as to a pending claim included in such Patent, the use or practice of such know-how would infringe such Patent if such pending claim were to issue in an issued patent without modification.

“Development Plan” shall have the meaning ascribed to it in Section 3.1.

“Disclosing Party” shall have the meaning ascribed to it in Section 11.1.

“Dollars” means the U.S. dollar, and “$” shall be interpreted accordingly.

“Effective Date” shall have the meaning ascribed to it in the Preamble.

EXECUTION COPY

Confidential

“Executive Officers” means the Chief Executive Officer of Acrivon and the Chief Executive Officer of Akoya.

“Exploit” or “Exploitation” means to make, have made, import, export, use, sell, or offer for sale, including to research, discover, develop, Commercialize, register, manufacture, have manufactured, hold or keep (whether for disposal or otherwise), formulate, optimize, modify, have used, export, transport, distribute, promote, market, have sold or otherwise dispose of any technology, a compound, molecule, construct or product.

“FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

“Force Majeure” shall have the meaning ascribed to it in Section 16.4.

“Good Reason” shall have the meaning ascribed to it in Section 3.5.

“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“H&E” shall have the meaning ascribed to it in Section 3.8(c)(i)(1).

“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Trials, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent thereof in other countries or regulatory jurisdictions, (e.g., a Clinical Trial Application (CTA) in the European Union) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

“Indemnified Party” shall have the meaning ascribed to it in Section 13.2.

“Indemnify” shall have the meaning ascribed to it in Section 13.1(a).

“Indemnifying Party” shall have the meaning ascribed to it in Section 13.2.

“Independent Activities” shall have the meaning ascribed to it in Section 10.2.

“Indication” means the statement of the indication of use of the Prexasertib OncoSignature CDx, as set forth in the Development Plan.

EXECUTION COPY

Confidential

“Intellectual Property Rights” means all right, title and interest in and to any intellectual property, including patent rights (pending or issued), know-how, materials, method, processes, protocols, inventions or discoveries (whether or not patentable), trademarks, utility models, registered designs, design rights, copyrights, copyright registrations, trade secret and other confidential information, and similar intellectual property rights.

“Joint Collaboration Intellectual Property” shall have the meaning ascribed to it in Section 9.2(e).

“Joint Collaboration Patents” shall have the meaning ascribed to it in Section 9.4(c).

“Joint Steering Committee” and “JSC” shall have the meaning ascribed to each in Section 2.1(a).

“Labeling” means the statement of the intended use, the Indication or the labeling for the Prexasertib OncoSignature CDx in any Regulatory Submission or otherwise proposed to or by the Regulatory Authority in connection with any Regulatory Submission for the Prexasertib OncoSignature CDx.

“Lilly Agreement” shall have the meaning ascribed to it in Section 16.6(b).

“Losses” shall have the meaning ascribed to it in Section 13.1(a).

“Master Services Agreement” shall have the meaning ascribed to it in the Recitals.

“MNDA” shall have the meaning ascribed to it in the Recitals.

“NDA” means: (a) in the United States, as applicable, a New Drug Application (as more fully described in the FFDCA) filed with the FDA, or abbreviated processes relating to either of the foregoing (e.g. an Abbreviated New Drug Application) or any successor application to the foregoing; or (b) in any other country or group of countries, the equivalent application or submission for approval to market a pharmaceutical product filed with the Regulatory Authority in such country or group of countries.

“Non-Publishing Party” shall have the meaning ascribed to it in Section 11.6(b).

“Party” and “Parties” shall have the meaning ascribed to each in the Preamble.

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications and any and all rights to claim priority thereto, (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications or other patents resulting from post-grant proceedings ((a), (b), and (c)), and (e) any similar patent rights, including so-called pipeline protection or any importation, revalidation, confirmation, or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

EXECUTION COPY

Confidential

“Patient Data” means patient demographical information associated with each Patient Sample.

“Patient Sample Requirements” shall have the meaning ascribed to it in Section 3.8(c).

“Patient Samples” means any human tissue, blood, serum or other human sample collected in accordance with the protocol of any Clinical Trial.

“Person” means any person or entity.

“PMA” means (a) a premarket approval application (including a supplement thereto) made to the FDA for a medical device in accordance with section 515 of the FFDCA and the applicable regulations including 21 CFR Part 814, or (b) any analogous application to the application set forth in (a) that is filed with the relevant Regulatory Authority in a country or region outside the U.S.

“Post Signing Notice” shall have the meaning ascribed to it in the definition of “Acrivon Biomarker Identification Platform”.

“Prexasertib” means Acrivon’s proprietary product comprising ACR-368 or prexasertib, a small molecule inhibitor of the DNA damage response checkpoint kinases CHK1 and CHK2.

“Prexasertib OncoSignature Assay” means [***].

“Prexasertib OncoSignature CDx” means an in vitro diagnostic (IVD) test that is based on the Prexasertib OncoSignature Assay and developed to run on the Akoya Platform, and is intended to be Commercialized, subject to Approval, as a predictive test used to select patients eligible for treatment with Prexasertib (companion diagnostic claim).

“Prior Agreements” shall have the meaning ascribed to it in the Recitals.

“Prosecution and Maintenance” shall have the meaning ascribed to it in Section 9.4(a).

“Publishing Party” shall have the meaning ascribed to it in Section 11.6(b).

“Quality Agreement” shall have the meaning ascribed to it in Section 4.6.

“RDS Notice” shall have the meaning ascribed to it in Section 5.2(a).

“Receiving Party” shall have the meaning ascribed to it in Section 11.1.

“Regulatory Authority” means any applicable Governmental Authority or other authority having the administrative authority to regulate the development or marketing of pharmaceutical or biologic products in any applicable country or other jurisdiction.

EXECUTION COPY

Confidential

“Regulatory Documentation” means all (a) applications (including all INDs), registrations, licenses, authorizations, and approvals (including PMAs, NDAs and Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) clinical data and data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) to the extent relating to the Prexasertib OncoSignature CDx or Prexasertib, as applicable.

“Regulatory Submission” means any submissions to or filings with any Regulatory Authority relating to the Prexasertib OncoSignature CDx or Prexasertib.

“Replacement Diagnostic Solution” means an alternative arrangement (to the arrangement described in this Agreement) on commercially reasonable terms (including, subject to and without limiting Section 5.2(d), financial terms) to ensure the continuing development, supply and Commercialization of the Prexasertib OncoSignature CDx (as applicable) in the applicable Commercial Market(s), such as: [***].

“Reserved Patient Sample” [***].

“Results” means, as part of the Collaboration Intellectual Property, any and all data, information and reports that are developed or produced by or on behalf of Akoya or Acrivon (solely or jointly) in the course of and as a result of the Parties’ activities under this Agreement.

“Sale Transaction” shall have the meaning ascribed to in Section 16.6(c).

“Supply Agreement” shall have the meaning ascribed to it in Section 5.1.

“Term” shall have the meaning ascribed to it in Section 14.1.

“Third Party” means any party other than Akoya, Acrivon, or an Affiliate of either Akoya or Acrivon.

“Third Party Acquirer” shall have the meaning ascribed to in Section 16.6(c).

2.	GOVERNANCE

2.1	Joint Steering Committee.

(a) Formation; Membership. Within [***] following the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”), composed of three (3) representatives from each Party. Each representative shall have the requisite experience and seniority to enable such person to make decisions on behalf of the applicable Party with respect to the issues falling within the decision-making authority of the JSC. From time to time, each Party may substitute one (1) or more of its representatives to the JSC on written notice to the other Party.

EXECUTION COPY

Confidential

(b) Responsibilities. The JSC shall oversee the overall conduct and progress of the Parties’ activities in accordance with the Development Plan and shall serve as a decision-making forum and as a forum for the coordination of such activities. In particular, the JSC shall:

(i) [***];

(ii) [***];

(iii) review, discuss and approve the Development Plan, and review and approve any amendment thereto (provided that the initial Development Plan attached to this Agreement as Schedule 3.2 shall be deemed approved as of the Effective Date);

(iv) review, discuss and approve the Commercialization Plan and any amendment thereto;

(v) [***];

(vi) appointing working groups to be made of representatives of each Party to address such matters as the JSC may determine;

(vii) discuss and monitor access and reimbursement for the Prexasertib OncoSignature CDx; and

(viii) [***].

(c) Conduct. Each Party shall be responsible for ensuring that, at all times during the existence of the JSC, its representatives on the JSC act reasonably and in good faith in carrying out their respective responsibilities hereunder.

(d) Meetings and Minutes. The JSC shall meet at least [***] per Calendar Quarter, [***]. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting. Akoya’s Alliance Manager shall prepare and circulate to Acrivon’s Alliance Manager draft minutes of each meeting within [***] after the meeting for the Parties’ review and approval. The Parties shall agree on the minutes of each JSC meeting promptly, but in no event later than [***] following circulation of the draft minutes; provided, that, to the extent applicable, any final minutes will note any disagreements that the Parties cannot resolve. Each Party will bear all costs and expenses incurred by its members and other representatives in connection with participating in all meetings of the JSC, including all travel and living expenses. In addition, each Party may, with the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, invite a reasonable number of non-voting employees, consultants or scientific advisors to attend the meetings of the JSC, provided such invitees are bound by appropriate (i.e., consistent with Article 11) confidentiality obligations.

(e) Decision-Making. All JSC decisions shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. The presence of at least one (1) of each Party’s JSC representatives constitutes a quorum for the conduct of business at any JSC meeting, and no vote of the JSC may be taken without a quorum present. If, after reasonable discussion and good faith consideration of each Party’s view on a particular matter, the JSC representatives of the Parties cannot reach an agreement as to such matter within [***] then either Party may, by written notice to the other Party, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers shall discuss within [***] after such matter is referred to them, and shall negotiate in good faith to resolve the matter. If the Executive Officers are unable to resolve the matter within [***] thereafter, then:

EXECUTION COPY

Confidential

(i) Akoya shall have final casting vote on [***]; and

(ii) Acrivon shall have final casting vote on [***].

2.2 Limitations on Authority. The JSC’s decision-making authority shall be limited to those matters expressly delegated to it in this Agreement. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly agree in writing. In addition to any other exclusions from or limitations on its authority set forth in this Article 2 or elsewhere in this Agreement, the JSC shall have no right, power or authority to:

(a) interpret, modify, amend, or waive compliance with any provision of, or any right or remedy under, this Agreement;

(b) determine whether or not a Party has complied with any of its obligations under this Agreement;

(c) determine any issue in a manner that would conflict with the express terms of this Agreement; or

(d) make any decision or approve any matter that is expressly stated to require the mutual agreement or mutual written agreement of the Parties or the written consent or written approval of a Party or of both Parties, without having received such agreement or consent.

2.3 Discontinuation of the JSC. The JSC may be disbanded by the mutual written agreement by the Parties. After disbandment of the JSC, each Party shall designate a contact person for the exchange of information under this Agreement, and decisions of the JSC shall be decisions as between the Parties, subject to the terms and conditions of this Agreement.

2.4 Alliance Management. Within [***] of the Effective Date, each Party will appoint one representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”). The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties. The Alliance Managers will attend all meetings of the JSC to support the JSC in the discharge of its responsibilities (for clarity, a Party’s Alliance Manager may, but need not, be a member of the JSC; if an Alliance Manager is not a JSC member, then such Alliance Manager shall have no vote on JSC matters). An Alliance Manager may bring any matter concerning a Party’s performance under this Agreement to the attention of the JSC if the Alliance Manager reasonably believes that such attention is warranted. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager. Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JSC. Each Alliance Manager also will:

EXECUTION COPY

Confidential

(a) identify and bring disputes to the attention of the JSC (or the Parties, as applicable) in a timely manner and be the point of first referral in all matters of conflict resolution;

(b) provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties regarding issues that arise [***];

(c) plan and coordinate cooperative efforts and internal and external communications in relation to the Development Plan; and

(d) [***].

3.	DEVELOPMENT

3.1 Overview. During the Term, the Parties shall perform the activities set out in a development plan that defines the scope and responsible Party for activities related to the development, clinical validation, registration, manufacture, and ultimate commercialization of the Prexasertib OncoSignature CDx for use as an aid in (a) identifying responders to Prexasertib and (b) the selection of patients for treatment with Prexasertib, [***] (the “Development Plan”). [***].

3.2 Development Plan.

(a) The Development Plan shall set forth:

(i) [***];

(ii) [***];

(iii) [***]; and

(iv) [***].

(b) The Development Plan as of the Effective Date is attached to this Agreement as Schedule 3.2, as may be later supplemented or amended as set forth in Section 3.2(d).

(c) (i) Acrivon shall use Commercially Reasonable Efforts to develop Prexasertib, and (ii) Akoya shall use Commercially Reasonable Efforts to develop Prexasertib OncoSignature CDx, in each of (i) and (ii), including the related manufacturing activities, all in good scientific manner and in compliance with Applicable Laws, standards of care and skill to be reasonably expected in the pharmaceutical or diagnostics field, as applicable, and in accordance with the timelines set forth in the Development Plan.

(d) Updates to the Development Plan. During the Term, either Party may propose, through the JSC, amendments to the Development Plan. The Parties will discuss any such proposed amendment through the JSC, including the impact of any such amendment on the scope, timing, or cost of the activities under the Development Plan, and any such amendment shall be only effective upon the approval of the JSC.

EXECUTION COPY

Confidential

3.3 Development Responsibilities.

(a) Development of Prexasertib. As between the Parties, Acrivon shall be solely responsible for the development of Prexasertib, including the conduct of Clinical Trials therefor, all at its sole cost and expense. [***].

(b) Development of Prexasertib OncoSignature CDx. Akoya shall be solely responsible for the development of Prexasertib OncoSignature CDx, including the implementation of the Prexasertib OncoSignature CDx within a Clinical Trial, either by itself or through use of a Third Party test laboratory as a Subcontractor. [***].

3.4 Development Costs. Without limiting the payments listed in Section 7.1 and Section 7.2, each Party shall bear its own costs incurred in connection with its activities under the Development Plan.

3.5 Development Milestones. Akoya shall meet the development milestones (i.e., achieve and pass the mutually agreed-upon technical acceptance criteria specified in associated statistical analysis plans for each milestone) set forth in Schedule 3.5 (“Development Milestones”) in accordance with the timelines set forth therein (and otherwise in accordance with the Development Plan); [***]. A failure to use Commercially Reasonable Efforts to pursue the Development Milestones shall be deemed a material breach of this Agreement subject to Section 14.2, except to the extent such failure results from (a) Acrivon’s action or omission (including through its final decision making pursuant to Section 2.1(e)(ii)), (b) a delay in the development of Prexasertib, (c) Force Majeure, (d) Regulatory Authority actions, or (e) Acrivon’s gross negligence or willful misconduct (collectively (a), (b), (c), (d) and (e); “Good Reason”). [***].

3.6 Results.

(a) Ownership. As part of the Collaboration Intellectual Property, ownership of Results will follow the determination of the ownership of Collaboration Intellectual Property. Results solely owned by a Party will be deemed Confidential Information of such Party, and Results jointly owned by the Parties will be deemed Confidential Information of both Parties.

(b) Disclosure. Each Party will report to the other Party all Results conceived, generated, discovered, or made by such Party together with other related information in such Party’s possession or Control that is reasonably necessary to verify and evaluate the Results. Such Results and other related information will be disclosed to the other Party promptly after they are generated at JSC meetings.

3.7 Subcontractors. Akoya may perform any of the activities allocated to it under the Development Plan through its Affiliates or, subject to Acrivon’s prior written consent, not to be unreasonably withheld, delayed or conditioned, Third Party subcontractors (“Subcontractors”), provided that (a) Akoya will remain responsible for the work allocated to such Affiliates or Subcontractors to the same extent it would if it had done such work itself, (b) each Affiliate or Subcontractor shall be bound by terms and conditions (including the non-use and non-disclosure obligations set forth in Article 11 and debarment covenants set forth in Section 12.4(a)) consistent with those set forth in this Agreement, and (c) each Affiliate or Subcontractor agrees in writing to assign to Akoya its rights in any Intellectual Property Rights conceived and reduced to practice by

EXECUTION COPY

Confidential

such Affiliate or Subcontractor in the course of performing such work, provided that such Intellectual Property Rights are not an improvement to such Subcontractor’s background Intellectual Property Rights and are otherwise generically applicable to the Subcontractor’s business, in which case it will be acceptable for the applicable Party to obtain a sublicenseable license to such Intellectual Property Rights for use with deliverables arising from its engagement. Akoya shall be solely responsible and liable for acts and omissions of its Affiliates or Subcontractors hereunder and any and all failures by such Affiliate or Subcontractor to comply with the terms of this Agreement. Without limiting the foregoing, the Subcontractors that are listed in the Development Plan are deemed approved by Acrivon.

3.8 Acrivon Materials, Akoya Materials and Patient Samples.

(a) Acrivon Materials. Acrivon shall transfer to Akoya the Acrivon Materials as provided in the Development Plan. Akoya shall use the Acrivon Materials solely for the purpose of carrying out the activities under the Development Plan. Akoya agrees that such Acrivon Materials shall be used in compliance with Applicable Law and the terms and conditions of this Agreement. Akoya shall not transfer any Acrivon Materials to any Third Party without Acrivon’s prior written consent. Akoya may not modify, analyze, sequence, derivatize, nor attempt to determine the structure of any Acrivon Material except to the extent described in the Development Plan or otherwise agreed in writing by Acrivon. Acrivon will retain ownership of the Acrivon Materials at all times. This Agreement may not be construed as granting any rights to Acrivon’s rights, title or interests in or to the Acrivon Materials, their Commercialization, or any other uses thereof except to the extent described in the Development Plan. Akoya may not use the Acrivon Materials for testing in, or treatment of, human subjects except to the extent described in the Development Plan. Upon termination of this Agreement, upon Acrivon’s election at its sole discretion, Akoya shall either (i) return such Acrivon Materials to Acrivon or (ii) destroy such Acrivon Materials and deliver to Acrivon a written confirmation thereof.

(b) Akoya Materials. Akoya shall transfer to Acrivon the Akoya Materials as provided in the Development Plan. Acrivon shall use the Akoya Materials solely for the purpose of carrying out the activities under the Development Plan. Acrivon agrees that such Akoya Materials shall be used in compliance with Applicable Law and the terms and conditions of this Agreement. Acrivon shall not transfer any Akoya Materials to any Third Party without Akoya’s prior written consent. Acrivon may not modify, analyze, sequence, derivatize, nor attempt to determine the structure of any Akoya Material except to the extent described in the Development Plan or otherwise agreed in writing by Akoya. Akoya will retain ownership of the Akoya Materials at all times. This Agreement may not be construed as granting any rights to Akoya’s rights, title or interests in or to the Akoya Materials, their Commercialization, or any other uses thereof except to the extent described in the Development Plan. Acrivon may not use the Akoya Materials for testing in, or treatment of, human subjects except to the extent described in the Development Plan. Upon termination of this Agreement, upon Akoya’s election at its sole discretion, Acrivon shall either (i) return such Akoya Materials to Akoya or (ii) destroy such Akoya Materials and deliver to Akoya a written confirmation thereof.

(c) Patient Samples. [***]:

EXECUTION COPY

Confidential

(i) [***]:

(1) [***];

(2) [***];

(3) [***]; and

(4) [***].

(ii) [***]:

(1) [***];

(2) [***]; and

(3) [***].

(iii) [***]:

(1) [***];

(2) [***]; and

(3) [***].

(iv) [***].

(v) [***].

[***].

(d) Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT OR THE DEVELOPMENT PLAN, THE RECEIVING PARTY ACKNOWLEDGES THAT THE ACRIVON MATERIALS, AKOYA MATERIALS AND PATIENT SAMPLES ARE BEING SUPPLIED AS-IS WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.	REGULATORY MATTERS

4.1 Responsibility for Regulatory Submissions Approvals. Acrivon shall be responsible for the preparation and filing of all Regulatory Submissions for Prexasertib and for obtaining all Approvals for Prexasertib, at, as between the Parties, Acrivon’s sole cost and expense. Akoya shall be responsible for the preparation and filing of all Regulatory Submissions for the Prexasertib OncoSignature CDx and for obtaining all Approvals for the Prexasertib OncoSignature CDx [***]. Each Party shall provide to the other Party all Results in its Control necessary and relevant for the other Party to obtain Approval and other permissions or authorizations from Regulatory Authorities as set forth above and will provide reasonable assistance to such other Party in connection therewith. [***].

EXECUTION COPY

Confidential

4.2 Regulatory Activities and Submissions Generally.

(a) The Parties will confer and cooperate with one another, including through the JSC, regarding all aspects of Approval for the Prexasertib OncoSignature CDx, including those relating to Prexasertib.

(b) [***].

(c) [***].

(d) [***].

(e) [***].

(f) [***].

4.3 Meetings and Correspondence with Regulatory Authorities.

(a) The Parties shall notify one another in advance of any request for a meeting or substantive discussion with any Regulatory Authority relating to any Regulatory Submission or other regulatory filing or correspondence for or with respect to the Regulatory Submission for the Prexasertib OncoSignature CDx that the Parties reasonably believe could adversely impact the Approval or the timing of the Approval of the Prexasertib OncoSignature CDx. Such notification shall be provided as soon as possible, and, in any case, no later than [***] prior to any such meeting or substantive discussion. The foregoing obligations apply with respect to meetings or discussions initiated by a Party or by a Regulatory Authority.

(b) Akoya shall have sole responsibility for all communications with the Regulatory Authorities with respect to the Prexasertib OncoSignature CDx and Acrivon shall have sole responsibility for all communications with the Regulatory Authorities with respect to Prexasertib. At Acrivon’s request and reasonable expense, Akoya shall provide reasonable assistance to Acrivon and participate in meetings with Regulatory Authorities in connection with the development and Approval of Prexasertib, where such development and Approval involve the Prexasertib OncoSignature CDx. Upon request by Akoya, subject to Section 10.2, Acrivon shall provide reasonable assistance to Akoya and participate in meetings with Regulatory Authorities in connection with the development and Approval of Prexasertib OncoSignature CDx.

4.4 Regulatory Activities and Submissions. Akoya will be responsible for the preparation of all documentation necessary for a complete Regulatory Submission for the Approval of Prexasertib OncoSignature CDx (including the Labeling) in accordance with this Agreement. With Acrivon’s assistance, including providing required materials, Akoya shall be responsible for providing, in the format required by the FDA, the data and information required to be submitted in connection with the Regulatory Submissions required for Approval of the Prexasertib OncoSignature CDx. The Regulatory Submission shall be filed by Akoya in Akoya’s name, and Akoya shall be the owner of all Regulatory Submissions and any and all Approvals for the Prexasertib OncoSignature CDx.

EXECUTION COPY

Confidential

4.5 Right of Reference. Acrivon shall have the right to use and reference Akoya’s Regulatory Documentation for the Prexasertib OncoSignature CDx in connection with the development (including regulatory filings) and Commercialization of Prexasertib. In the event that Acrivon makes any Regulatory Submissions, Akoya shall have the right to use and reference such Regulatory Submissions in connection with the development (including regulatory filings) and Commercialization of the Prexasertib OncoSignature CDx.

4.6 Quality Agreement. No later than [***] after the Effective Date (or such later date as may be otherwise agreed upon by the Parties in writing), the Parties shall enter into a quality agreement (“Quality Agreement”) defining the commitments of both Parties to ensure that the Prexasertib OncoSignature CDx developed and Commercialized under this Agreement satisfy the quality and regulatory requirements required by this Agreement.

4.7 Medical Device Reporting Events. Akoya shall be responsible for reporting any medical device reporting events for the Prexasertib OncoSignature CDx to the applicable Regulatory Authority(ies), with a copy of such report to Acrivon, in accordance with 21 C.F.R. Part 803.1 in the United States, and corresponding regulatory standards as may be required by other Regulatory Authorities as applicable, and in all cases as appropriate for the stage of development or commercialization of the Prexasertib OncoSignature CDx at the relevant time.

4.8 Technical and Medical Inquiries.

(a) Technical questions and inquiries from consumers regarding Prexasertib OncoSignature CDx shall be directed to Akoya. Acrivon shall comply with the directions and policies reasonably established by Akoya in connection therewith, including routing all requests for written responses to technical inquiries regarding the Prexasertib OncoSignature CDx or any other Akoya product to Akoya for answers.

(b) As between the Parties, Acrivon shall be solely responsible, at its cost, for responding to and answering medical questions and inquiries from members of the medical profession and consumers regarding Prexasertib. Akoya shall comply with the directions and policies reasonably established by Acrivon and provided to Akoya in connection therewith, including routing all requests for written responses to medical inquiries regarding Prexasertib to Acrivon for answers.

(c) If representatives of a Party are asked questions or asked for information that is beyond the information provided in the Prexasertib OncoSignature CDx promotional materials developed in consultation with the JSC or the Labeling for the Prexasertib OncoSignature CDx, such representatives shall refer (i) Prexasertib related questions or requests to Acrivon’s contacts as designated by Acrivon and (ii) Prexasertib OncoSignature CDx related questions or requests to Akoya’s contact as designated by Akoya.

4.9 Prexasertib OncoSignature CDx and Drug Complaints.

(a) The Parties each agree to share with each other any complaints relating to the Prexasertib OncoSignature CDx (including Regulatory Authority inquiries regarding the Prexasertib OncoSignature CDx complaints) as soon as practicable following its receipt of such information, but in any event within [***] of becoming aware of any such complaint.

EXECUTION COPY

Confidential

(b) Subject to the terms and conditions of the Quality Agreement, Akoya shall have responsibility for [***].

(c) As between the Parties, Acrivon shall have the sole authority and responsibility for: [***].

4.10 Recalls. The Parties each agree to share with each other any information that might lead to field corrections, recalls, and market withdrawals of the Prexasertib OncoSignature CDx as soon as practicable following its receipt of such information. Akoya shall have the sole authority and responsibility to handle [***].

5.	MANUFACTURE AND COMMERCIALIZATION

5.1 Manufacture and Supply of Prexasertib OncoSignature CDx. Unless the Parties otherwise agree in writing, Akoya shall be responsible for the manufacture or procurement of adequate supplies of Prexasertib OncoSignature CDx as forecasted by Acrivon for clinical development in the Development Plan and commercial supply (including launch) in accordance with a commercial supply agreement to be negotiated and entered into between the Parties prior to the start of the registration study for Prexasertib (the “Supply Agreement”). [***].

5.2 Replacement Diagnostic Solution.

(a) In addition to other remedies set forth in the Supply Agreement, [***], Acrivon shall then have the right to provide Akoya notice of such failure (the “RDS Notice”) and the Parties will negotiate in good faith a Replacement Diagnostic Solution for such Commercial Market as set forth in this Section 5.2.

(b) [***].

(c) [***].

(d) [***].

5.3 Commercialization Plan. [***].

5.4 Responsibility for Prexasertib OncoSignature CDx. Except as expressly set forth in this Agreement, Akoya shall have sole responsibility and authority with respect to the Commercialization of the Prexasertib OncoSignature CDx in accordance with the Commercialization Plan at its sole cost and expense, including the marketing, promotion, distribution, sale and other Commercialization activities, and shall book sales and retain all revenue received from such sales; provided, that Akoya shall ensure that the Prexasertib OncoSignature CDx is widely accessible and can meet clinical development and commercial needs in the United States initially and globally thereafter as forecasted by Acrivon. Notwithstanding the foregoing, in recognition that health economics studies will enable value-based Third Party payor coverage and reimbursement levels, Akoya commits to conducting (or having conducted), using Commercially Reasonable Efforts, such customary health economics studies. [***].

5.5 [***].

EXECUTION COPY

Confidential

5.6 Responsibility for Prexasertib. For the avoidance of doubt, Akoya and the JSC shall have no authority over decisions regarding the marketing, promotion, distribution, sale and other commercialization activities and decisions for Prexasertib. [***].

6.	RECORDS; AUDITS.

6.1 Records; Audits. Akoya shall maintain complete, current, and accurate records of all activities performed by it in the performance of this Agreement, including pursuant to the Development Plan and the Commercialization Plan and with respect to any Results. Such records shall fully and properly reflect all work performed and results achieved in the performance of this Agreement, including under the Development Plan and Commercialization Plan in good scientific manner appropriate for regulatory and patent purposes. During the Term and for a period of [***] thereafter, representatives of Acrivon who have been authorized by Akoya (which authorization will not be unreasonably withheld, conditioned or delayed) will have the right to perform a quality management system audit of Akoya facilities and to inspect the facilities and records that relate to the performance of the Development Plan and Commercialization Plan and compliance under this Agreement. Such audit by Acrivon will be: (a) on at least [***] prior written notice, with Acrivon providing a written audit plan to Akoya at least [***] before the audit, or [***] prior written notice for for-cause audits, (b) during [***] Akoya regular business hours, (c) not unreasonably disruptive to Akoya business operations, (d) reasonable in duration, (e) not unduly burdensome to Akoya’s personnel, (f) not more than [***] except as required by Applicable Law or for for-cause audits, and (g) subject to Akoya’s generally applicable confidentiality, security and safety procedures, as well as quality management system procedures to the extent such procedures are made available during such Third Party audits. [***].

7.	PAYMENTS

7.1 Upfront Development Fee. Acrivon shall pay Akoya a one-time, non-refundable, non-creditable upfront payment equal to Six Hundred Thousand Dollars ($600,000), towards which payment of Six Hundred Thousand Dollars ($600,000) made by Acrivon to Akoya under the Master Services Agreement shall be fully credited.

7.2 Development Milestone Payments by Acrivon. Acrivon shall pay to Akoya the non-refundable, non-creditable milestone payments corresponding to Akoya’s achievement of diligence obligations as set forth in Schedule 3.5; provided, that Akoya shall provide written notice to Acrivon regarding achievement of each such milestone and an invoice for the milestone payment due. [***]. Notwithstanding anything to the contrary, the Parties agree that the milestone “Initial PMA Planning” has been achieved as of the Effective Date and the corresponding milestone payment in the amount of Five Hundred Thousand Dollars ($500,000) will be fully due and payable after Acrivon receives an invoice from Akoya therefor, which invoice may be issued by Akoya immediately after the Effective Date.

7.3 Other Costs. Except for the development payments payable by Acrivon to Akoya under Sections 7.1 and 7.2, each Party shall be responsible for all costs and expenses it incurs related to the performance of its activities under this Agreement.

EXECUTION COPY

Confidential

7.4 Mode of Payment. All payments by Acrivon to Akoya under this Agreement shall be made in Dollars via electronic funds transfer in the requisite amount to such bank account as Akoya may from time to time designate by notice in writing to Acrivon.

7.5 Interest on Late Payments. If any payment due to Akoya under this Agreement for activities properly performed and correctly invoiced by Akoya is not paid when due, then Acrivon shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest; provided, that Akoya shall first provide Acrivon with at least [***] prior written notice that an amount remains outstanding and will become subject to interest payments if not paid on time.

7.6 Taxes. All amounts payable by Acrivon to Akoya pursuant to this Agreement will be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law to be remitted by Acrivon. Except as provided in this Section 7.6, Akoya will be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from such payments and remitted by Acrivon) levied on account of, or measured in whole or in part by reference to, any payments it receives. Acrivon will deduct or withhold from payments to Akoya any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Akoya is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it will deliver to Acrivon or the appropriate Governmental Authority (with the assistance of Acrivon to the extent reasonably requested in writing by Akoya) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Acrivon of its obligation to withhold such tax and Acrivon will apply the reduced rate of withholding or dispense with withholding, as the case may be; provided, however, that Akoya shall indemnify, defend and hold harmless the Acrivon Indemnitees from and against any and all Losses and Claims arising from the application of any such reduced rate of withholding taxes. If, in accordance with the foregoing, Acrivon withholds any amount, it will pay to Akoya the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Akoya proof of such payment within [***] following such payment.

8.	LICENSES; GRANTS OF RIGHTS

8.1 License to Acrivon. Subject to the terms and conditions of this Agreement, during the Term, Akoya hereby grants to Acrivon a limited, non-exclusive, worldwide, fully paid-up, royalty-free license, with the right to grant sublicenses in accordance with Section 8.3, under the Akoya Intellectual Property (a) for the sole purpose of performing the activities under the Development Plan allocated to Acrivon or (b) to the extent necessary to develop, make, use, sell, offer for sale, and import Prexasertib in connection with the use of the Prexasertib OncoSignature CDx.

8.2 License to Akoya. Subject to the terms and conditions of this Agreement, Acrivon hereby grants to Akoya (a) a limited, worldwide, fully paid-up, royalty-free license, with the right to grant sublicenses in accordance with Section 8.3 under the Acrivon Collaboration Intellectual Property and (b) a limited, non-exclusive, worldwide fully paid-up, royalty-free license, with the right to grant sublicenses in accordance with Section 8.3 under the Acrivon Background Intellectual Property, in each case of (a) and (b), (i) for the sole purpose of performing the activities

EXECUTION COPY

Confidential

under the Development Plan allocated to Akoya and (ii) to the extent necessary to develop, make, use, sell, offer for sale, and import the Prexasertib OncoSignature CDx. The foregoing license grant under clause (a) shall be exclusive for so long as (x) Akoya meets the Development Milestones and Commercialization Milestones and (y) Acrivon does not provide Akoya with an RDS Notice in accordance with Section 5.2(a); provided that, for clarity, (1) if any Development Milestones or Commercialization Milestones, as applicable, are not met when due (subject to extension as set forth in Section 3.5), upon Acrivon’s written notice, in lieu of Acrivon exercising its right to terminate this Agreement for material breach in accordance with this Agreement, such license grant shall, at Acrivon’s option, convert to non-exclusive, and (2) such license grant shall convert to non-exclusive if Acrivon provides Akoya with an RDS Notice in accordance with Section 5.2(a).

8.3 Sublicenses. Acrivon will have the right to grant sublicenses under the license granted to Acrivon in Section 8.1 with Akoya’s prior written consent solely to perform activities for or on behalf of Acrivon under this Agreement. Akoya shall have the right to grant sublicenses under the license granted to Akoya in Section 8.2 to its Affiliates and Subcontractors solely to perform activities for or on behalf of Akoya under the Development Plan.

8.4 No Other Rights. Each Party acknowledges that the licenses and other rights granted to it under this Article 8 and elsewhere in this Agreement are limited to the scope expressly granted and each Party covenants and agrees not to exploit any Intellectual Property Rights or Results so licensed under this Agreement outside the scope of the licenses and other rights granted to such Party. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever with respect to any Intellectual Property Right of the other Party is granted whether by implication, estoppel, reliance, or otherwise, by the other Party to such Party. All rights that are not specifically granted herein are reserved to and retained by the Controlling or possessing Party.

9.	INTELLECTUAL PROPERTY

9.1 Ownership of Background Intellectual Property.

(a) Acrivon Background Intellectual Property. Acrivon shall retain all right, title and interest in and to the Acrivon Background Intellectual Property.

(b) Akoya Background Intellectual Property. Akoya shall retain all right, title and interest in and to the Akoya Background Intellectual Property.

9.2 Ownership of Collaboration Intellectual Property.

(a) Disclosure.

(i) During the Term, Acrivon shall disclose to Akoya all Collaboration Intellectual Property that is conceived, discovered, developed or otherwise made by or on behalf of Acrivon or its Affiliates (including Subcontractors thereof), whether solely or jointly with Akoya or its Affiliates (including Subcontractors thereof) and Akoya shall disclose to Acrivon any Collaboration Intellectual Property that is conceived, discovered, developed or otherwise made by or on behalf of Akoya or its Affiliates (including Subcontractors thereof), whether solely or jointly with Acrivon or its Affiliates (including Subcontractors thereof).

EXECUTION COPY

Confidential

(ii) During the Term, each Party will disclose to the other Party all Joint Collaboration Intellectual Property that is conceived, discovered, developed or otherwise made solely or jointly by or on behalf of such Party or its Affiliates (including Subcontractors thereof).

(iii) Any disclosure required by this Section 9.2(a) shall (A) be made promptly and in any event reasonably prior to the filing of any patent application with respect to such Collaboration Intellectual Property, (B) include all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents or independent contractors relating thereto, and (C) be treated as Confidential Information in accordance with Article 11 herein.

(b) Inventorship. The determination of inventorship and whether Collaboration Intellectual Property is conceived, reduced to practice, discovered, developed or otherwise made under this Agreement solely by a Party or jointly with the other Party for the purpose of allocating proprietary rights (including Patent, copyright or other Intellectual Property Rights) therein, shall, for purposes of this Agreement, be made in accordance with the United States patent law irrespective of where such conception, reduction to practice, discovery, development or making occurs.

(c) [***].

(d) [***].

(e) Joint Collaboration Intellectual Property. Acrivon and Akoya shall jointly own all right, title, and interest in and to any and all Collaboration Intellectual Property that (i) regardless of inventorship, pertains to (A) sample staining protocol, (B) analysis algorithm and imagery scoring system, or (C) data conformation through control sample imagery analysis or (ii) subject to Section 9.2(c)(i) and Section 9.2(d)(i), is conceived, invented, discovered, developed or otherwise made jointly by or on behalf of Acrivon or its Affiliates (including Subcontractors thereof), on the one hand, and by or on behalf of Akoya or its Affiliates (including Subcontractors thereof), on the other hand (“Joint Collaboration Intellectual Property”). Each Party shall own an equal, undivided interest in and to such Joint Collaboration Intellectual Property. Subject to each Party’s obligations under this Article 9 and Article 10, each Party shall have the right to Exploit the Joint Collaboration Intellectual Property without a duty of seeking consent from or accounting to the other Party.

(f) Patents and Patent Applications Disclosing Both Acrivon Collaboration Intellectual Property and Akoya Collaboration Intellectual Property. If any Patent (including any application for patent) contains claims which represent both Acrivon Collaboration Intellectual Property and Akoya Collaboration Intellectual Property, Akoya and Acrivon shall make efforts to separate Acrivon Collaboration Intellectual Property and Akoya Collaboration Intellectual Property into different filings (e.g., using divisional applications or other appropriate procedures). If the Parties mutually agree that it is impossible to separate Acrivon Collaboration Intellectual Property from Akoya Collaboration Intellectual Property in a Patent

EXECUTION COPY

Confidential

without adversely affecting each Party’s Intellectual Property Rights therein, such Patent shall be owned by Acrivon and Acrivon shall (i) grant to Akoya an exclusive, fully paid-up, perpetual and irrevocable, worldwide right and license (with the right to grant sub-licenses) to any portion of the patent or application that represents Akoya Collaboration Intellectual Property; and (ii) furnish Akoya with copies of applications for such Patent, amendments thereto and other related correspondence to and from patent offices, and shall permit Akoya a reasonable opportunity to review and offer comments with respect thereto, which comments Acrivon shall incorporate in good faith, to the extent related to Akoya Collaboration Intellectual Property, and, to the extent not related to Akoya Collaboration Intellectual Property, consider in good faith; provided that neither Party shall intentionally file or prosecute its Patents under this Section 9.2(f) in a way that claims any Invention owned by the other Party.

9.3 Assignment of Rights. Each Party shall cause all Persons who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Intellectual Property Rights resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

9.4 Patent Prosecution and Maintenance.

(a) Acrivon. Acrivon shall have the sole right (but not the obligation) to control the preparation, filing, prosecution and maintenance (including any oppositions, interferences, reissue proceedings, reexaminations, post-grant proceedings, supplemental examinations, post grant review proceedings, inter partes review proceedings, patent interference proceedings, opposition proceedings, derivation proceedings, reissue and reexamination, maintenance and defense) (such activities collectively, the “Prosecution and Maintenance”) of Patents Covering the Acrivon Background Intellectual Property or the Acrivon Collaboration Intellectual Property on a worldwide basis, at Acrivon’s sole cost and expense.

(b) Akoya. Akoya shall have the sole right (but not the obligation) to control the Prosecution and Maintenance of Patents Covering the Akoya Background Intellectual Property or the Akoya Collaboration Intellectual Property on a worldwide basis, at Akoya’s sole cost and expense; provided that if Akoya decides to abandon the Prosecution and Maintenance of any filed Patents Covering the Akoya Collaboration Intellectual Property, then Akoya shall provide notice of such decision at least [***] prior to the next required office action involving any such Akoya Collaboration Intellectual Property, and Acrivon shall have the right to assume responsibility for the filing or further Prosecution and Maintenance of any such Patent(s), on Akoya’s behalf, including all costs associated therewith, by providing notice to Akoya indicating Acrivon’s desire to assume responsibility for such activities.

(c) Joint Collaboration Intellectual Property. The Parties, using outside patent counsel acceptable to both Parties, shall be responsible for Prosecution and Maintenance of Patents Covering the Joint Collaboration Intellectual Property (“Joint Collaboration Patents”) and shall equally share in the costs and expenses in relation thereto. Each Party shall keep the other

EXECUTION COPY

Confidential

Party advised as to material developments and all steps to be taken with respect to any such Joint Collaboration Patents and shall furnish the other Party with copies of applications for Joint Collaboration Patents, amendments thereto and other related correspondence to and from patent offices, and shall permit the other Party a reasonable opportunity to review and offer comments. The Parties shall reasonably assist and cooperate with one another in the Prosecution and Maintenance of the Joint Collaboration Patents. In the event that a Party determines either (A) not to continue the Prosecution and Maintenance of any Joint Collaboration Patent or (B) not to file any new patent application requested to be filed by the other Party, the applicable Party shall provide the other Party with notice of its decision at least [***] prior to any pending lapse or abandonment thereof. In such event, the applicable Party shall provide the other Party with an opportunity to assume responsibility for all costs associated with the filing or further Prosecution and Maintenance of such Joint Collaboration Patent (such filing to occur prior to the issuance of the Joint Collaboration Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above).

9.5 Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution and Maintenance efforts under Section 9.4, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution and Maintenance, without further compensation or consideration of any kind. The Party assuming such Prosecution and Maintenance responsibilities (in the case of Section 9.4(a) and 9.4(b)) shall have the right to engage its own counsel to perform such activities and the Party providing assistance shall have the right to engage its own counsel. Each Party shall assist the other Party in all other reasonable ways that are necessary for the issuance of those Patents for which such other Party is responsible, as well as for the Prosecution and Maintenance of such Patents. Each Party shall bear its own costs in exercising its rights and performing its obligations under this Section 9.5.

9.6 Patent Enforcement

(a) Enforcement Rights.

(i) Acrivon. Acrivon shall have the sole right (but not the obligation) to prosecute infringement of the Acrivon Background Intellectual Property and Acrivon Collaboration Intellectual Property at its sole cost and expense and Acrivon shall retain control of the prosecution of such claim, suit or proceeding.

(ii) Akoya. Akoya shall have the sole right, but not the obligation, to prosecute any infringement of the Akoya Background Intellectual Property and Akoya Collaboration Intellectual Property at its sole cost and expense and Akoya shall retain control of the prosecution of such claim, suit or proceeding.

(iii) Joint Collaboration Intellectual Property. Acrivon shall have the first right (but not the obligation) to prosecute infringement of the Joint Collaboration Intellectual Property within [***] from the date of notice and to join Akoya as a party plaintiff. Acrivon shall bear all the expenses of any suit brought by it claiming infringement of any Joint Collaboration Intellectual Property. Akoya will reasonably cooperate with Acrivon, at Akoya’s expense, in any such suit and shall have the right to consult with Acrivon and to participate in and be represented

EXECUTION COPY

Confidential

by independent counsel in such litigation at its own expense. If, after the expiration of such [***] period (or, if earlier, the date upon which Acrivon provides written notice that it does not plan to bring suit), Acrivon has not obtained a discontinuance of infringement of the Joint Collaboration Intellectual Property or filed suit against any such Third Party infringer of the Joint Collaboration Intellectual Property, then Akoya shall have the right, but not the obligation, to bring suit against such Third Party infringer of Joint Collaboration Intellectual Property, provided that Akoya shall bear all the expenses of such suit. Acrivon will reasonably cooperate with Akoya, at Acrivon’s expense, in any such suit for infringement of a Joint Collaboration Intellectual Property brought by Akoya against a Third Party, and shall have the right to consult with Akoya and to participate in and be represented by independent counsel in such litigation at its own expense. Any recoveries obtained by Acrivon or Akoya, as applicable, as a result of any proceeding against such a Third Party infringer shall be allocated as follows: (A) such recovery shall first be used to reimburse each Party for all reasonable attorney fees and other litigation costs actually incurred in connection with such litigation by that Party, and (B) any remainder shall [***].

(b) Cooperation. The Parties agree to reasonably cooperate in any infringement action pursuant to this Section 9.6 that involves Collaboration Intellectual Property. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 9.6 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 9.6 in a manner that materially diminishes or has a material adverse effect on the rights or interest of, imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court if doing so would not waive any privilege or violate any court order or Applicable Law and shall consider reasonable input from the other Party during the course of the proceedings.

9.7 Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s inventors under any applicable inventor remuneration laws.

10.	EXCLUSIVITY

10.1 Acrivon. [***].

10.2 Akoya. [***].

10.3 Enforceability. It is the desire and intent of the Parties that the restrictive covenants contained in this Article 10 be enforced to the fullest extent permissible under Applicable Laws and public policies applied in each jurisdiction in which enforcement is sought. Acrivon and Akoya believe that the restrictive covenants in this Article 10 are valid and enforceable. However, if any restrictive covenant should for any reason become or be declared by a competent court or competition authority to be invalid or unenforceable in any jurisdiction, such restrictive covenant shall be deemed to have been amended to the extent necessary in order that such provision be valid and enforceable, and such amendment shall apply only with respect to the operation of such provision of this Article 10 in the particular jurisdiction in which such declaration is made.

EXECUTION COPY

Confidential

11.	CONFIDENTIALITY

11.1 Confidential Information. “Confidential Information” means all information and data of a financial, commercial, business, operational or technical nature that is disclosed by or on behalf of a Party (the “Disclosing Party”) or any of its Affiliates or otherwise made available to the other Party (the “Receiving Party”) or any of its Affiliates, in each case in connection with this Agreement (including under the Prior Agreements), whether made available orally, visually, in writing or in electronic form. Notwithstanding the foregoing, (a) the Acrivon Intellectual Property shall be Acrivon’s Confidential Information, (b) the Akoya Intellectual Property shall be Akoya’s Confidential Information, and (c) Joint Collaboration Intellectual Property shall be the Confidential Information of both Parties.

11.2 Confidentiality and Non-Use Obligations. Subject to the other provisions of this Article 11, during the Term and for [***] thereafter:

(a) except to the extent expressly authorized by this Agreement, the Receiving Party shall maintain all Confidential Information of the Disclosing Party in confidence and not publish or otherwise disclose Confidential Information of the Disclosing Party to a Third Party;

(b) the Receiving Party will treat all Confidential Information of the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care;

(c) the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement;

(d) a Receiving Party may disclose Confidential Information of the Disclosing Party to such Receiving Party’s Affiliates, employees, agents, consultants, Subcontractors, licensees, and sublicensees to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that (i) such Persons are bound by legally enforceable obligations of confidentiality and non-use with respect to the Confidential Information of the Disclosing Party no less stringent than the obligations of confidentiality and non-use set forth in this Agreement and (ii) each Party remains responsible for any failure by its Affiliates, employees, agents, consultants, Subcontractors, licensees and sublicensees to treat such Confidential Information as required under this Section 11.2; and

(e) each Receiving Party will promptly notify the Disclosing Party of any misuse or unauthorized disclosure of the Confidential Information of the Disclosing Party that the Receiving Party is or becomes aware of.

11.3 Exceptions. The obligations of confidentiality and non-use of a Receiving Party with respect to the Confidential Information of such Disclosing Party shall not apply with respect to any Confidential Information to the extent that the Receiving Party can demonstrate through competent documentary evidence that such Confidential Information:

(a) is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of disclosure by or on behalf of the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

EXECUTION COPY

Confidential

(b) is generally available to the public before its receipt from the Disclosing Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement;

(d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or

(e) is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information of the Disclosing Party, as documented by the Receiving Party’s contemporaneous written records.

No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

11.4 Authorized Use and Disclosure. Notwithstanding the obligations set forth in Section 11.2, the Receiving Party may disclose the Confidential Information of the Disclosing Party to the extent such disclosure is reasonably necessary in the following situations:

(a) (i) the Prosecution and Maintenance of Patents, as contemplated by this Agreement; or (ii) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of the Prexasertib OncoSignature CDx in the case of Akoya and Prexasertib in the case of Acrivon;

(b) disclosure of this Agreement, its terms, and the status and results of Exploitation of the Prexasertib OncoSignature CDx to actual or bona fide potential investors in connection with acquisition of equity of the Receiving Party, acquirors, lenders, and royalty factoring partners, and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, debt or royalty factoring transaction; provided that, any such Persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Article 11 or otherwise customary for such type and scope of disclosure, and that any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed;

(c) such disclosure is required to comply with Applicable Law (whether generally or in pursuit of an application for listing of securities, including those regulations promulgated by the United States Securities and Exchange Commission) or otherwise required by judicial or administrative process; provided that, in each such event, as promptly as reasonably practicable and to the extent not prohibited by Applicable Law or judicial or administrative process, such Receiving Party will (i) notify the Disclosing Party of such required disclosure, (ii)

EXECUTION COPY

Confidential

take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information, and (iii) only disclose that portion of Confidential Information that is legally required to be disclosed. Any Confidential Information that is disclosed in order to comply with Applicable Law or by judicial or administrative process pursuant to this Section 11.4(c) will remain otherwise subject to the confidentiality and non-use provisions of this Article 11 with respect to such Receiving Party disclosing such Confidential Information; or

(d) disclosure pursuant to Section 11.6 (in accordance with the process set forth therein) and Section 11.7.

11.5 Prior Agreements. This Agreement supersedes the Prior Agreements with respect to any information disclosed thereunder. All information provided by a Party under the Prior Agreements shall be deemed Confidential Information of such Party as the Disclosing Party and shall be subject to the terms and conditions of this Article 11. Notwithstanding the foregoing, all “Akoya Background Intellectual Property” and “Client Intellectual Property” (each, as defined in the Master Services Agreement) developed under the Master Services Agreement prior to the Effective Date shall continue to be owned in accordance with Section 5 of the Master Services Agreement.

11.6 Publications.

(a) Acrivon and its Affiliates shall have the right to publish, present (including presentation at any scientific meeting) or otherwise disclose information related to Prexasertib and patient responder identification without the prior review and approval of Akoya, subject to Section 11.6(b) with respect to the portions of such publications or presentations that specifically relate to the Prexasertib OncoSignature CDx. Subject to the foregoing, neither Party will make any academic, scientific, medical or other publication or public presentation related to any activities conducted pursuant to this Agreement, in each case, without the other Party’s prior written consent and review in accordance with Section 11.6(b).

(b) If either Party intends to publish, present (including presentation at any scientific meeting) or otherwise disclose information specifically related to the Prexasertib OncoSignature CDx, such Party (the “Publishing Party”) shall provide the other Party (the “Non-Publishing Party”) with such proposed publication, presentation or disclosure at least [***] prior to the intended submission date for publication. The Non-Publishing Party will have the right to reasonably review and comment on such publication, presentation or disclosure within [***] following receipt thereof. When Akoya is the Publishing Party it shall incorporate comments provided by Acrivon with respect to any such publication, presentation or disclosure; when Acrivon is the Publishing Party it shall consider in good faith comments made by Akoya, but Acrivon shall be under no obligation to incorporate Akoya’s comments unless Akoya reasonably demonstrates that elements of the applicable publication are reasonably likely to negatively impact the Commercialization of the Prexasertib OncoSignature CDx or will otherwise materially adversely impact Akoya’s business. Notwithstanding the foregoing, if a publication, presentation or disclosure contains Confidential Information of the Non-Publishing Party, then upon the Non-Publishing Party’s request during such [***] period, the Publishing Party shall delete any such information identified by the Non-Publishing Party. If the Non-Publishing Party wishes to request

EXECUTION COPY

Confidential

a reasonable delay in publication or presentation in order to protect patentable information, the Publishing Party shall delay the publication or presentation for a period of no more than [***] to enable patent applications to be filed in accordance with Section 9.4 to protect Collaboration Intellectual Property disclosed in such publication or presentation.

(c) For clarity, if the Non-Publishing Party fails to notify the Publishing Party during the [***] previewing period as provided under this Section 11.6(b), the Publishing Party shall be free to proceed with the proposed publication or presentation of such Confidential Information. Without limiting the foregoing, should the Parties decide to publish, present or otherwise disclose information related to the Prexasertib OncoSignature CDx jointly, the Parties will work together in good faith to do so.

11.7 Public Announcements. The Parties have agreed on the press release announcing this Agreement, in the form substantially as set forth on Schedule 11.7, to be issued by either or both Parties on such date and time as the Parties may agree. Other than such initial press release, except for any such disclosure permitted under Section 11.4 or Section 11.6, the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain will first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld, conditioned, or delayed). Notwithstanding the foregoing, (a) Akoya shall be free to issue any public announcement, press release, or other public disclosure related to (i) the Akoya Platform that does not specifically relate to Prexasertib, (ii) other diagnostics products under development by Akoya that utilize the Akoya Platform, or (iii) any publication, presentation or disclosure that was permitted under Section 11.6; provided that any such disclosure under each of the foregoing ((i) through (iii)) does not contain any Confidential Information of Acrivon or mention of Acrivon and (b) Acrivon shall be free to issue any public announcement, press release or other public disclosure related to (i) the Acrivon Biomarker Identification Platform or Prexasertib that does not specifically relate to the Prexasertib OncoSignature® CDx, (ii) other diagnostics products under development by Acrivon that utilize the Acrivon Biomarker Identification Platform, or (iii) any publication, presentation or disclosure that was permitted under Section 11.6; provided that any such disclosure under each of the foregoing ((i) through (iii)) does not contain any Confidential Information of Akoya or mention of Akoya.

11.8 Use of Names.

(a) Each Party and its Affiliates will retain all right, title and interest in and to its and their respective corporate names and trademarks. Akoya will ensure that its, and its Affiliates’, references to Acrivon (and any product (including Prexasertib), trademark, logo, or corporate name of Acrivon or any of its Affiliates) in connection with the Prexasertib OncoSignature CDx (including any use in any Labeling, the Prexasertib OncoSignature CDx description, technical information, instructions for use, promotional material, advertising and other information and messaging to be included with the Prexasertib OncoSignature CDx or otherwise to be provided by Akoya to potential purchasers or users of the Prexasertib OncoSignature CDx) will only be as approved in advance in writing by Acrivon and only to the extent as specifically agreed to in advance in writing by Acrivon, provided that such approval or agreement may not be unreasonably withheld, conditioned, or delayed. Without limiting the foregoing, Akoya shall include the OncoSignature trademark in all Labeling. Likewise, Acrivon will ensure that its, and

EXECUTION COPY

Confidential

its Affiliates’, references to Akoya (and any product, trademark, logo, or corporate name of Akoya or any of its Affiliates) in connection with Prexasertib (including any use in any Labeling, the Prexasertib description, technical information, instructions for use, promotional material, advertising and other information and messaging to be included with Prexasertib or otherwise to be provided by Acrivon to potential purchasers or users of Prexasertib) will only be as approved in advance in writing by Akoya and only to the extent as specifically agreed to in advance in writing by Akoya, provided that such approval or agreement may not be unreasonably withheld, conditioned or delayed. The Parties will in good faith negotiate any necessary trademark licenses that either Party would like to uniquely memorialize.

(b) The Parties shall have the right to exercise quality control over the use of their names and trademarks to the degree necessary to maintain the validity of trademarks and to protect the goodwill associated therewith. Except as permitted under Section 11.7, or with the prior express written permission of the other Party, neither Party will use the corporate name or trademark of the other Party or its Affiliates or their respective employees in any publicity, promotion, news release, or disclosure relating to this Agreement or its subject matter except as may be required by Applicable Law. Each Party will use the other Party’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases.

11.9 Injunctive Relief. Each Party acknowledges that its breach of this Article 11 will cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek injunctive and other equitable relief, in any court of competent jurisdiction, enjoining or restraining the other Party or its Affiliates from any violation or threatened violation of this Article 11.

12.	REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties of Each Party. Acrivon and Akoya each represents and warrants to the other, as of the Effective Date, as follows:

(a) it is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority, to execute, deliver, and perform its obligations under this Agreement;

(b) the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any Applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party;

(c) this Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity); and

EXECUTION COPY

Confidential

(d) it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

12.2 Additional Representations and Warranties of Acrivon. Acrivon represents and warrants to Akoya, as of the Effective Date, as follows:

(a) it has the rights in and to the Acrivon Background Intellectual Property existing as of the Effective Date and necessary to perform the activities allocated to it under the Development Plan as contemplated as of the Effective Date, and to grant the licenses to Akoya under such Acrivon Background Intellectual Property that Acrivon purports to grant pursuant to this Agreement;

(b) it has not granted to any Third Party any rights under the Acrivon Background Intellectual Property existing as of the Effective Date that would otherwise interfere or be inconsistent with Akoya’s rights hereunder;

(c) [***]; and

(d) [***].

12.3 Additional Representations and Warranties of Akoya. Akoya represents and warrants to Acrivon, as of the Effective Date, as follows:

(a) it has the rights in and to the Akoya Background Intellectual Property existing as of the Effective Date necessary to perform the activities allocated to it under the Development Plan as contemplated as of the Effective Date;

(b) it has not granted to any Third Party any rights under the Akoya Background Intellectual Property existing as of the Effective Date that would otherwise interfere or be inconsistent with Acrivon’s rights hereunder;

(c) [***];

(d) it has or will have (at the appropriate time) the capacity and resources to develop (including filing for, obtaining and maintaining, Approval, as applicable), manufacture and commercialize the Prexasertib OncoSignature CDx in accordance with this Agreement, including in accordance with the Development Plan and Commercialization Plan;

(e) from and after the receipt of Approval therefor, each Prexasertib OncoSignature CDx will conform to its applicable specifications and have been and will be manufactured and supplied in accordance with Applicable Laws; and

(f) [***].

EXECUTION COPY

Confidential

12.4 Mutual Covenants.

(a) No Debarment. In the course of conducting the Development Plan and the Exploitation of Prexasertib or the Prexasertib OncoSignature CDx hereunder, neither Party nor its Affiliates shall use any employee or Third Party who has been debarred by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b) Compliance. Each Party and its Affiliates shall comply in all material respects with all Applicable Laws (including all anti-corruption and anti-bribery laws) in relation to the conduct of the Development Plan and performance of its obligations under this Agreement, including (in the case of Akoya) the Exploitation of the Prexasertib OncoSignature CDx and (in the case of Acrivon) the Exploitation of Prexasertib. Each Party and its Affiliates shall, in connection with its activities hereunder, use its best efforts to comply with all applicable (i) U.S. laws prohibiting the re-export, directly or indirectly, of certain controlled U.S.-origin items without a license to parties located in certain countries or appearing on certain U.S. Government lists of restricted parties; (ii) U.S. laws prohibiting participation in non-U.S. boycotts that the United States does not support; and (iii) U.S. laws prohibiting the sale of products to parties from any country subject to U.S. economic sanctions or who are identified on related U.S. Government lists of restricted parties.

(c) Assignment of Collaboration Intellectual Property. Each Party and each of its Affiliates have obtained from each of its current employees, consultants, contractors and agents, and will obtain from each of its future employees, consultants, contractors and agents, in each case who perform activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use (that is substantially consistent with the provisions of Article 11 hereunder) and an assignment to such Party or its Affiliates of all Collaboration Intellectual Property (and all of such Person’s rights thereto) for which Acrivon or Akoya is intended to have ownership or license rights under this Agreement such that no such employee, contractor, consultant or agent shall retain any rights to such Collaboration Intellectual Property that would prevent or conflict with the other Party’s rights of ownership or use of such Collaboration Intellectual Property contemplated by or arising under the development activities pursuant to this Agreement.

12.5 Warranty Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE 12, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

EXECUTION COPY

Confidential

13.	INDEMNITY; INSURANCE

13.1 Indemnification.

(a) Indemnification by Acrivon. Acrivon hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Akoya and its Affiliates, and its and their respective directors, officers, employees, and agents (each, a “Akoya Indemnitee”) from and against any and all losses, damages, liabilities, penalties, settlements, costs, and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) in connection with any Claims against any Akoya Indemnitee to the extent arising from or occurring as a result of (i) any breach of any representation or warranty made by Acrivon, or any breach or violation of any covenant or agreement of Acrivon, in this Agreement; (ii) the Exploitation of Prexasertib by or on behalf of Acrivon, its Affiliates and sublicensees (including, for clarity, any claims of infringement of Patents Controlled by a Third Party based upon [***] the Exploitation of Prexasertib), or (iii) [***]; except in each case of ((i), (ii), and (iii)), to the extent such Claim arises from a circumstance for which Akoya has an obligation to indemnify Acrivon pursuant to Section 13.1(b).

(b) Indemnification by Akoya. Akoya hereby agrees to Indemnify Acrivon and its Affiliates, and its and their respective directors, officers, employees, and agents (each, a “Acrivon Indemnitee”) from and against any and all Losses in connection with any Claims against any Acrivon Indemnitee to the extent arising from or occurring as a result of: (i) any breach of, or inaccuracy in, any representation or warranty made by Akoya in this Agreement, or any breach or violation of any covenant or agreement of Akoya in or pursuant to this Agreement; or (ii) [***] or (iii) the Exploitation of the Prexasertib OncoSignature CDx by or on behalf of Akoya or its Affiliates (including, for clarity, any claims of infringement of Patents Controlled by a Third Party based upon Exploitation of the Prexasertib OncoSignature CDx [***]; except in each case of ((i)-(iii)), to the extent such Claim arises from a circumstance for which Acrivon has an obligation to indemnify Akoya pursuant to Section 13.1(a).

13.2 Indemnification Procedure. All indemnification claims in respect of a Party, its Affiliates, or its or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement. The Party claiming indemnity under Section 13.1(a) or Section 13.1(b) (the “Indemnified Party”) shall give the other Party (the “Indemnifying Party”) prompt written notice (a “Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Article 13, provided that any delay in providing such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification, except to the extent that such delay materially prejudices the Indemnifying Party’s ability to defend against the relevant claims. Each Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnified Party copies of all papers and official documents received in respect of any Losses and Claims. The Indemnifying Party may assume and control, with the sole power to direct, the defense of the Claim at its own cost and expense with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. If the Indemnifying Party does not assume control of the defense of the Claim as described in this Section 13.2, the Indemnified Party shall control such defense at the Indemnifying Party’s cost and expense. The Party not controlling such

EXECUTION COPY

Confidential

defense may participate therein at its own cost and expense. Neither the Indemnifying Party nor the Indemnified Party shall admit fault on behalf of the other Party without the written consent of such other Party. The Indemnified Party shall not settle or compromise any Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not settle or compromise a Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party for which the Indemnified Party is not indemnified under this Agreement, without the prior written consent of the Indemnified Party. The Party controlling the defense of a Claim under this Section 13.2 shall keep the other Party advised of the status of such Claim and the defense thereof and shall reasonably consider recommendations made by the other Party with respect thereto. Each Party shall cooperate fully with the Party controlling such defense and shall make available all pertinent information under its control, which information shall be subject to Article 11, and cause its employees to be available in a deposition, hearing or trial.

13.3 Insurance. Each Party shall acquire and maintain, at its own expense, insurance as reasonably necessary to cover potential liabilities and risk arising out of activities to be performed under this Agreement. Within [***] following written request from the other Party, each Party shall furnish to such other Party a certificate of insurance evidencing such coverage.

13.4 Limitation of Liability. EXCEPT WITH RESPECT TO (A) A BREACH OF EITHER PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 11, (B) A BREACH OF ARTICLE 9, ARTICLE 10 OR ARTICLE 11, (C) WILLFUL MISCONDUCT OR FRAUD OF A PARTY UNDER THIS AGREEMENT, OR (D) THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 13, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING LOSS OF PROFITS OR ANTICIPATED SALES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.	TERM; TERMINATION

14.1 Term. The term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect until earlier terminated in accordance with this Article 14 (the “Term”).

14.2 Termination for Material Breach. Either Party may terminate this Agreement by written notice referencing this Section 14.2 and specifying the breach to the other Party if the other Party is in material breach of this Agreement and has not cured such breach within [***] after notice requesting cure of the breach; provided that in the event of a good faith dispute with respect to the existence of a material breach, this Agreement shall not be terminated unless it is finally determined under Article 15 that this Agreement was materially breached, and the breaching Party fails to cure such breach within [***] after such determination.

EXECUTION COPY

Confidential

14.3 Termination for Insolvency. If, at any time during the Term, (a) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [***] after the commencement thereof, (b) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for either Party’s business, or (e) a substantial portion of either Party’s business is subject to attachment or similar process (each of ((a) through (e)), a “Bankruptcy Event”); then, in any case of ((a) through (e)), the other Party may terminate this Agreement upon written notice to the extent permitted under Applicable Law. All rights and licenses granted under or pursuant to this Agreement by each Party to the other Party, as applicable, are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101(35A) of the Bankruptcy Code. The Parties agree that each Party, as a licensee of such Intellectual Property Rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of Applicable Laws outside the United States, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property Rights licensed to such Party and all embodiments of such Intellectual Property Rights, which, if not already in such Party’s possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon such Party’s written request therefor, unless the Party in the bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i), following the rejection of this Agreement in the bankruptcy proceeding, upon written request therefor by the other Party. The Parties further agree that, upon the occurrence of a Bankruptcy Event with respect to a Party, each Party shall have the right to retain and enforce their rights under this Agreement.

14.4 Termination For Convenience. Acrivon may terminate this Agreement at its convenience at any time upon [***] prior written notice to Akoya; [***].

14.5 Termination Upon Agreement. The Parties may terminate this Agreement at any time upon mutual written agreement.

14.6 Effects of Termination.

(a) Termination of Licenses; Granting of License. All licenses, options, and other rights granted under Article 8 shall terminate as of the effective date of expiration or termination; provided, that, upon any termination of this Agreement, other than termination by Akoya pursuant to Section 14.2 or 14.3, Akoya hereby grants Acrivon a perpetual, irrevocable sublicense, with right to grant sublicenses, under, in and to, all rights Controlled by Akoya pertaining [***] subject to Acrivon’s compliance with the terms and conditions under the applicable upstream agreement applicable to and attributed to Acrivon’s exercise of such sublicense.

(b) Wind-Down. The Parties shall cooperate in good faith to wind down any then-ongoing activities under the Development Plan prior to the effective date of termination unless the Parties otherwise agree in writing.

EXECUTION COPY

Confidential

(c) Return of Confidential Information and Materials. Upon any expiration or termination of this Agreement, or upon either Party’s earlier written request, each Party shall destroy all Confidential Information and materials provided to it by the other Party and all copies and embodiments thereof, and shall certify in writing such destruction, provided that such other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations or exercising any surviving rights hereunder, as required by Applicable Law, or for litigation or archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose. Any Confidential Information so retained under this Section 14.6(c) shall continue to be subject to the obligations of non-disclosure and non-use set forth in Article 11. Without limiting the foregoing, Akoya shall promptly following the effective date of termination transfer to Acrivon any and all Reserved Patient Samples remaining in its possession.

14.7 Accrued Obligations; Survival. Any expiration or termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such expiration or termination, has already accrued to such Party or which is attributable to a period prior to such expiration or termination. Without limiting the generality of the foregoing, Articles 1, 6 (for a period of [***] except with respect to the last sentence thereof which shall survive indefinitely), 11 (for a period of [***] except with respect to Sections 11.5, 11.7, 11.8 and 11.9 which shall survive indefinitely, and except with respect to Section 11.6 which shall survive, to the extent relevant, until expiration of the last Patent referenced in the final sentence of the Acrivon Biomarker Identification Platform definition), 15, and 16 and Sections 3.6, 3.8, 9.1, 9.2, 9.3, 10.2(b) (for a period of [***], 10.3, 12.5, 13.1, 13.2, 13.4, 14.6, 14.7, and 14.8 shall survive any termination or expiration of this Agreement.

14.8 Non-Exclusive Remedy. Notwithstanding anything herein to the contrary, termination of this Agreement under this Article 14 shall be without prejudice to other remedies each Party may have at law or in equity.

15.	DISPUTE RESOLUTION

15.1 Disputes. Except as otherwise provided under Section 2.1(e), if the Parties, in consultation with each Party’s Alliance Managers, are unable to resolve any dispute arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Executive Officers of each of Acrivon and Akoya, or their respective equivalents or designees, for attempted resolution by good faith negotiations within [***] after such notice is received. In such event, the Parties shall cause their Executive Officers or their designees to meet and be available to attempt to resolve such issue. If the Parties are unable to resolve any dispute under this Section 15.1, such remaining dispute shall be resolved pursuant to Section 15.2.

EXECUTION COPY

Confidential

15.2 Arbitration.

(a) If the Parties are unable to resolve any dispute pursuant to Section 15.1, then, subject to Section 15.3, such dispute shall settled by arbitration pursuant to this Section 15.2. Any arbitration under this Section 15.2 shall be administered under the [***] as then in effect, except as modified herein. Any disputes concerning the propriety of the commencement of arbitration or the scope or applicability of this agreement to arbitrate shall be finally settled by the arbitral tribunal. The arbitral tribunal shall be comprised of a panel of three (3) independent and neutral experienced arbitrators appointed in accordance with such rules. Each Party shall nominate one (1) arbitrator, and the two (2) arbitrators so nominated shall nominate a third (3rd) arbitrator, who shall act as the chairperson of the tribunal. Each Party shall select its arbitrator within ten (10) days of one Party notifying the other Party that it is exercising its rights under this Section 15.2, and the two (2) arbitrators shall select the third arbitrator within five (5) days of their selection. The seat, or legal place, of arbitration shall be [***].

(b) The language to be used in the arbitral proceedings will be English. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the provision in Section 16.1 with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16).

(c) Based on the materials submitted, the arbitrators shall determine whether any discovery process is necessary, and, if it is, the parameters of such process with the intent of resolving the arbitration as expeditiously as possible (e.g., limiting the number of depositions and the time discovery is permitted to take). The Parties and arbitrators shall employ procedures designed to resolve the conflict by arbitration within [***] of the dispute being referred for arbitration.

(d) The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages and the arbitrators shall have no authority to grant any award or remedy other than such awards or remedies that are available under the Applicable Law. Except to the extent necessary to prepare for or conduct the arbitration, to challenge, confirm or enforce an arbitral award, as may be required in connection with a court application for interim relief in aid of arbitration, or as may be required by law, neither a Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Acrivon and Akoya. In no event shall arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would have been barred by the applicable statute of limitations under the laws of the State of Delaware.

(e) Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) or the fees and costs of the arbitrators. Each Party agrees to fully perform and satisfy any arbitration award made against it within [***] of the service of the award. Judgment on the award may be entered in any court of competent jurisdiction.

EXECUTION COPY

Confidential

15.3 Patent and Trademark Disputes. As between the Parties, any dispute, controversy, or claim relating to the scope, validity, enforceability, or infringement of any Patents Covering Prexasertib or the Prexasertib OncoSignature CDx, or Patents within Acrivon Background Intellectual Property or Akoya Background Intellectual Property, or of any trademark relating to Prexasertib, “OncoSignature” or the Prexasertib OncoSignature CDx shall be submitted to a court of competent jurisdiction in the country or jurisdiction in which such Patent or trademark were granted or arose.

15.4 Injunctive Relief. Nothing contained in this Agreement shall preclude either Party from seeking interim or other provisional equitable relief from any court of competent jurisdiction anywhere in the world to preserve the status quo or prevent irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing good faith negotiations by the Executive Officers.

16.	MISCELLANEOUS

16.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware exclusively, without regard to any conflict of law rule that would result in the application of the laws of any jurisdiction other than the State of Delaware.

16.2 Compliance with Law. In performing its duties under this Agreement, each Party shall at all times comply with all applicable international, federal, state and local laws. Without limiting any of the foregoing, each Party agrees that it shall not download, export, or re-export any software or technical data received hereunder, regardless of the manner in which received, (a) into, or to a national or resident of, any country to which the United States has embargoed goods, or (b) to anyone on the United States Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Table of Denial Orders.

16.3 Entire Agreement. This Agreement with its Schedules and the Quality Agreement (from and after its effective date) (a) constitutes the entire agreement and supersedes, as of the Effective Date, all prior and contemporaneous agreements, negotiations, arrangements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, including the Prior Agreements (provided that the Master Services Agreement shall govern all activities performed prior to the Effective Date and all “Akoya Background Intellectual Property” and “Client Intellectual Property” (each, as defined in the Master Services Agreement) developed under the Master Services Agreement prior to the Effective Date shall continue to be owned in accordance with Section 5 of the Master Services Agreement) and (b) is not intended to confer upon any person or entity, other than the Parties, any rights, benefits, or remedies of any nature whatsoever. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

EXECUTION COPY

Confidential

16.4 Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement (including payment obligations if the payment process (including method of payment) is so affected) for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party (“Force Majeure”). The Party affected by such Force Majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any such obligation under this Agreement is delayed owing to such a Force Majeure for any continuous period of more than [***], the Parties shall consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

16.5 Independent Contractors. The Parties agree that the relationship of Acrivon and Akoya established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

16.6 Assignment. Except as expressly provided in this Section 16.6, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld conditioned or delayed); provided that a Party may assign this Agreement and all of its rights and obligations hereunder, without the written consent of the other Party:

(a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate of such Party), provided that the assigning Party shall remain responsible and liable to the non-assigning Party for the performance of this Agreement by such Affiliate, notwithstanding such assignment, and that the assigning Party shall promptly notify the other Party in writing of such assignment within ten (10) days following the consummation of such assignment;

(b) [***]; or

(c) in connection with the transfer or sale of all or substantially all of such Party’s business to which this Agreement relates to a Third Party (“Third Party Acquirer”), whether by merger, reorganization, consolidation, sale of stock, sale of assets or otherwise (in each case, a “Sale Transaction”), provided that in the event of a Sale Transaction (whether this Agreement is actually assigned or is assumed by the Third Party Acquirer or the surviving entity resulting from such Sale Transaction (in either case, the “Assignee”) by operation of law (e.g., in the context of a reverse triangular merger)):

EXECUTION COPY

Confidential

(i) such Party (the “Acquired Party”) shall promptly notify the other Party in writing of such Sale Transaction within ten (10) days following the consummation of such Sale Transaction; and

(ii) Intellectual Property Rights of the Third Party Acquirer or any of its Affiliates that existed prior to the Sale Transaction (A) shall not be included within the Intellectual Property Rights licensed to the other Party hereunder, (B) shall not be deemed to be Controlled by the Assignee, and (C) shall not otherwise become subject to this Agreement; except, in each case, to the extent such Intellectual Property Rights (1) were Controlled by the Acquired Party immediately prior to the consummation of such Sale Transaction or (2) are used by or on behalf of the Assignee after the consummation of such Sale Transaction in the performance of activities pursuant to this Agreement.

The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 16.6. Any attempted assignment or transfer of this Agreement not in accordance with this Section 16.6 shall be null and void.

16.7 Representation by Legal Counsel. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such terms and provisions.

16.8 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

16.9 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall make specific reference to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.9, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable overnight delivery service, (b) on the day of sending by facsimile or email (with documented confirmation of receipt), if followed by mailing by first class certified or registered mail, postage prepaid, return receipt requested, or (c) five (5) days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

If to Acrivon, addressed to: [***]

[***]

[***]

[***]

[***]

[***]

EXECUTION COPY

Confidential

With a copy to: [***]

[***]

[***]

[***]

[***]

If to Akoya, addressed to: [***]

[***]

[***]

[***]

[***]

[***]

[***]

With a copy to: [***]

[***]

[***]

[***]

[***]

16.10 Severability. Any term or provision of this Agreement that is held to be invalid, void, or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void, or unenforceable term or provision in any other situation or in any other jurisdiction. If any term or provision of this Agreement is declared invalid, void, or unenforceable, the Parties agree that the authority making such determination will have the power to and shall, subject to the discretion of such authority, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void, or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

16.11 Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Schedules mean the particular Articles, Sections or Schedules to this Agreement and references to this Agreement include all Schedules hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules); (e) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the

EXECUTION COPY

Confidential

other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any Applicable Laws, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement Applicable Laws thereto; (j) neither Party or its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party under this Agreement; and (k) the phrases “non-refundable” and “non-creditable” are not intended to prevent a Party from pursuing and obtaining damages related to a breach.

16.12 Counterparts. This Agreement may be executed in two or more counterparts (whether delivered by email via .pdf format, facsimile or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

Acrivon Therapeutics, Inc.		Akoya Biosciences, Inc.

By:	/s/ Peter Blume-Jensen	By:	/s/ Brian McKelligon
Name:	Peter Blume-Jensen	Name:	Brian McKelligon
Title:	C.E.O.	Title:	CEO

[Signature page to OncoSignature Companion Diagnostic Agreement]

List of Appendices

Exhibit A	Acrivon Background Intellectual Property

Exhibit B	Akoya Background Intellectual Property

Schedule 3.2	Development Plan

Schedule 3.5	Development Milestones; Development Milestone Payments

Schedule 11.7	Press Release

Exhibit A

Acrivon Background Intellectual Property

[***]

Exhibit B

Akoya Background Intellectual Property

[***]

Schedule 3.2

Development Plan

[***]

Schedule 3.5

Development Milestones; Development Milestone Payments

[***]

Schedule 11.7

Proposed Press Release

[***]